EX-FILING FEES
Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

PLYMOUTH INDUSTRIAL REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(8)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(c)	4,411,764(1)	25.25(2)(3)	$111,394,041(2)(3)	$92.70	$10,327(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts							N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A
(1)
This Registration Statement registers 4,411,764 shares of our Common Stock to be issued to the selling stockholders upon conversion of certain shares of preferred stock issued by the Registrant in a prior private placement transaction.

(2)
Estimated solely for purposes of calculating the registration fee under Rule 457(c) under the Securities Act of 1933, as amended. Stock that are issued upon conversion or exchange of preferred stock or depositary shares registered hereunder or for preferred stock distributed upon termination of a deposit arrangement for depositary shares.

(3)
The proposed maximum offering price per share and proposed maximum aggregate offering price per share are based on the average of the high and low sales prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on April 25, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Clams		X	X	X		X
Fee Offset Sources	X	X	X		X						X
Rule 457(p)
Fee Offset Clams	X	X	X	X		X	X	X	X	X
Fee Offset Sources	X	X	X		X						X

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Fee Offset Clams	X	X	X	X		X